SPROTT PHYSICAL GOLD AND SILVER TRUST F-10

Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Sprott Physical Gold and Silver Trust
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In US Dollars

		Security Type	Security Class Title	Fee Calculation Rule or Instruction		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	1	Other	Units	457	(o)			$500,000,000	$0.0001531	$76,550
Fees Previously Paid		—	—	—		—	—	—	—	—
Total Offering Amounts								$500,000,000		$76,550
Total Fees Previously Paid										—
Total Fee Offsets										$114,648.82
Net Fee Due										$0

(1)	There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of units of Sprott Physical Gold and Silver Trust (the “Registrant”), as shall have an aggregate initial offering price not to exceed US$500,000,000. The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

A registration fee of US$181,800 was previously paid with respect to securities registered under the Registrant’s registration statement on Form F-10 filed on February 13, 2019 (No. 333-229639) (the “2019 Registration Statement”), pertaining to the registration of US$1,500,000,000 of securities of the Registrant, of which US$117,386.82 remained unutilized and was used to offset the total filing fee required of US$109,100 (leaving a remainder of US$8,268.82 available for future offsets) with respect to securities registered under the Registrant’s registration statement on Form F-10 filed on April 8, 2021 (No. 333-255126) (the “2021 Registration Statement”), pertaining to the registration of US$1,000,000,000 of securities of the Registrant. US$974,912,759 remained unutilized under the 2021 Registration Statement and, therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. The available offset of US$114,648.82 from the 2019 Registration Statement and 2021 Registration Statement was used to offset the total filing fee required of US$110,200 with respect to the securities registered under the Registrant’s registration statement on Form F-10 filed on April 6, 2023 (No. 333-271163) (the “2023 Registration Statement”) (leaving a remainder of US$4,448.82 available for future offsets). US$1,000,000,000 remains unutilized under the 2023 Registration Statement and, therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$76,550, taking into consideration the available offset of US$114,648.82 from the 2019 Registration Statement, 2021 Registration Statement and 2023 Registration Statement, the Registrant has accordingly transmitted US$0 otherwise due for this Registration Statement.

Table 2: Fee Offset Claims and Sources

In US Dollars

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1, 2	Sprott Physical Gold and Silver Trust	F-10	333-271163	April 6, 2023		$114,648.82	Other	Units	Units	$1,000,000,000
Fee Offset Sources	3	Sprott Physical Gold and Silver Trust	F-10	333-271163		April 6, 2023						$0
Fee Offset Sources	4	Sprott Physical Gold and Silver Trust	F-10	333-255126		April 8, 2021						$106,362
Fee Offset Sources	5	Sprott Physical Gold and Silver Trust	F-10	333-229639		February 13, 2019						$8,286.82

(1)	The Registrant has terminated or completed any offerings that included the unsold securities under the 2019 Registration Statement, 2021 Registration Statement and 2023 Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of registration fees and fee offsets pursuant to Rule 457(o) and Rule 457(p), respectively, under the Securities Act.

(3)	The available offset of US$114,648.82 from the 2019 Registration Statement and 2021 Registration Statement was used to offset the total filing fee required of US$110,200 with respect to the securities registered under the 2023 Registration Statement (leaving a remainder of US$4,448.82 available for future offsets). US$1,000,000,000 remains unutilized under the 2023 Registration Statement and, therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$76,550, taking into consideration the available offset of US$114,648.82 from the 2019 Registration Statement, 2021 Registration Statement and 2023 Registration Statement, the Registrant has accordingly transmitted US$0 otherwise due for this Registration Statement.

(4)	A registration fee of US$109,100 was paid using the available offset from the 2019 Registration Statement (leaving a remainder of US$8,286.82 available for future offsets) with respect to securities registered under the 2021 Registration Statement, pertaining to the registration of US$1,000,000,000 of securities of the Registrant, of which US$974,912,759 remained unutilized and was used to offset the total filing fee required for the 2023 Registration Statement.

(5)	A registration fee of US$181,800 was previously paid with respect to securities registered under the 2019 Registration Statement, pertaining to the registration of US$1,500,000,000 of securities of the Registrant, of which US$117,386.82 remained unutilized and was used to offset the total filing fee required for the 2021 Registration Statement.

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